As filed with the Securities and Exchange Commission on March 24, 2004
                                                                                                                                                                                Registration No. 333-83492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-1638027
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4441 Sigma Road, Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

1994 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Full title of the plans)

David M. Kirk, President and Chief Executive Officer

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Morton PLLC Attn: Stephen C. Morton, Esq. 12222 Merit Drive, Suite 1270 Dallas, Texas 75251	Hunton & Williams LLP Attn: Robert J. Conner, Esq. 1601 Bryan Street, 30th Floor Dallas, Texas 75201

EXPLANATORY NOTE

                As of March 24, 2004, up to 167,768 shares issued under this Registration Statement (“Prior S-8”) were subject to outstanding awards under the Registrant’s 1994 Non-Employee Directors’ Stock Option Plan (“Prior Plan”) that may subsequently cease to be subject to such awards (as a result of cancellations or expirations of options).

                This Post-Effective Amendment No.1 to this Prior S-8 is filed to provide that up to 167,768  shares subject to outstanding awards under the Prior Plan that subsequently cease to be subject to such awards (as a result of cancellations or expirations of options) will no longer be available for offer and sale under the Prior Plan, but will be available for offer and sale under the Registrant’s 1997 Equity Incentive Plan (“Carried Forward Shares”).  Contemporaneously with the filing of this Post-Effective Amendment No.1 to this Prior S-8, the Registrant is filing a registration statement (“New S-8”) which is carrying forward the Carried Forward Shares under the Registrant’s 1997 Equity Incentive Plan.  On January 21, 2004, the Registrant’s stockholders approved the carry forward by the Registrant of the Carried Forward Shares as described in this explanatory note.

                In accordance with the principles set forth in Interpretations 89 and 90 under Section G “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission and General Instruction E to Form S-8, the Carried Forward Shares are being carried forward from this Prior S-8 to the New S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 24, 2004.

RF MONOLITHICS, INC.

By: /s/ David M. Kirk

                         David M. Kirk, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

176:

Signature

Title

Date

193: 194:

/s/ David M. Kirk

(David M. Kirk, President and

Chief Executive Officer)

PrincipalExecutiveOfficerandDirector

March 24, 2004

/s/ Harley E Barnes, III

(Harley E Barnes, III, Chief Financial Officer)

Principal Financial Officer

March 24, 2004

/s/ James P. Farley

(James P. Farley, Vice President and Controller)

Controller

March 24, 2004

/s/ Michael R. Bernique

(Michael R. Bernique, Chairman of the Board)

Director

March 24, 2004

/s/ Dean C. Campbell

(Dean C. Campbell)

Director

March 24, 2004